UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: February 11, 2009

Intrepid Potash, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

700 17th Street, Suite 1700
Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(303) 296-3006
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2009, Intrepid Potash, Inc. (the “Company”) announced that it has accepted the resignation of Patrick L. Avery as President and Chief Operating Officer of the Company. Mr. Avery’s duties as President will be assumed by Robert P. Jornayvaz III, the Company’s Chairman of the Board and Chief Executive Officer, and his duties as Chief Operating Officer will be assumed by Hugh E. Harvey, Jr., the Company’s Chief Technology Officer.

The Company anticipates entering into an agreement with Mr. Avery to serve as an operations consultant for an as yet undetermined period of time. The Company will commence a search for a new Chief Operating Officer.

A copy of the press release issued by the Company in connection with these announcements is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release of Intrepid Potash, Inc. dated February 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: February 12, 2009	By:	/s/ David W. Honeyfield
David W. Honeyfield Executive Vice President, Chief Financial Officer, Treasurer and Secretary